                                                                    EXHIBIT 23.3





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 2000 on the financial statements of Red Cedar Gathering Company included in the Current Report on Form 8-K/A of Kinder Morgan Energy Partners, L.P. dated March 28, 2000 and to all references to our Firm included in this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP

                                                   Arthur Andersen LLP

Denver, Colorado,
     January 29, 2001.